Exhibit (c)(2)(F) Preliminary Draft Subject to Review and Significant Revision Project Alpha Supplemental Discussion Materials Prepared for the Special Committee of the Board of Directors: Market Trading and Financial Update September 15, 2022

Preliminary Draft Subject to Review and Significant Revision These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Alpha (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials supplement the “Project Alpha Discussion Materials Prepared for the Special Committee of the Board of Directors dated July 25, 2022 presented by Evercore to the Special Committee on that date in connection with the proposed transaction described in those materials and the supplements to those materials presented to the Special Committee on July 28, 2022 and September 2, 2022 (collectively sometimes referred to as the “Prior Presentations ). These materials do not restate all of the assumptions and qualifications set forth in the July Presentations and must be read in conjunction with those presentations. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described in the Prior Presentations and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft Subject to Review and Significant Revision Table of Contents Section Market Trading and Financial Update I Preliminary Valuation Analysis (As Presented on 9/2) II

Preliminary Draft Subject to Review and Significant Revision I. Market Trading and Financial Update

Preliminary Draft Subject to Review and Significant Revision Market Trading and Financial Update ($ in millions, except per share amounts) Analysis at Various Prices (9/14/22) Metric Illustrative Transaction Value Offer Price per Share $71.50 $72.50 $73.50 $73.75 $74.75 $75.75 Illustrative Premium to Current Price ($71.87/share) (0.5%) 0.9% 2.3% 2.6% 4.0% 5.4% % Premium to Receipt of Initial Proposal $64.50 10.9% 12.4% 14.0% 14.3% 15.9% 17.4% 1 % Premium to Indexed Comp Performance Price 62.11 15.1% 16.7% 18.3% 18.7% 20.3% 22.0% % Premium to 10-Day VWAP as of 6/13/2022 69.53 2.8% 4.3% 5.7% 6.1% 7.5% 8.9% % Premium to 30-Day VWAP as of 6/13/2022 63.21 13.1% 14.7% 16.3% 16.7% 18.3% 19.8% Fully Diluted Shares Outstanding 363.0 363.0 363.0 363.0 363.0 363.0 Equity Value $25,955 $26,318 $26,681 $26,771 $27,134 $27,497 Plus: Total Debt 6,350 6,350 6,350 6,350 6,350 6,350 Less: Cash & Short-Term Investments (553) (553) (553) (553) (553) (553) Plus: Noncontrolling interest 378 378 378 378 378 378 Enterprise Value $32,130 $32,493 $32,856 $32,946 $33,309 $33,672 Management Current Trading Multiples Forecasts Implied Multiples Consensus Metrics (As of 09/14/2022) 2 4 3 Metric Metric Alpha Proxy Peers P / CFPS 2022E $18.89 3.8x 3.8x 3.9x 3.9x 4.0x 4.0x $19.60 3.7x 4.2x 2023E 19.13 3.7 3.8 3.8 3.9 3.9 4.0 17.72 4.1 4.6 Updated commodity TEV / EBITDAX pricing as of 2022E $8,295 3.9x 3.9x 4.0x 4.0x 4.0x 4.1x $8,215 3.9x 4.2x August 30, 2022 2023E 8,146 3.9 4.0 4.0 4.0 4.1 4.1 7,661 4.2 4.5 FCF Yield 2022E $12.54 17.5% 17.3% 17.1% 17.0% 16.8% 16.6% $11.95 16.6% 16.9% 2023E 9.61 13.4% 13.3% 13.1% 13.0% 12.9% 12.7% 9.37 13.0% 14.1% Source: Alpha Management, public filings, FactSet market data as of 9/14/2022 Note: Proxy peers include APA, CTRA, DVN, FANG, EOG, HES, MRO, OVV and PXD (“Proxy Peers”) 1. The Indexed Comp Performance Price was calculated as the price at the receipt of the Initial Proposal multiplied by 1 minus the median Proxy Peers’ price performance since the date of the Initial Proposal (3.7%) 2. Based on the Alpha Financial Projections at Consensus Pricing as of 9/14/2022 3. Based on FactSet Consensus estimates 4. Represents the median of Proxy Peers excluding HES due to valuation difference associated with HES’ Guyana asset profile 1

Preliminary Draft Subject to Review and Significant Revision Market Trading and Financial Update Valuation Multiples Since Initial Proposal 1 Relative Price Performance Since June 13, 2022 25% 11.4% 1.3% --% (2.5%) (25%) (26.8%) (50%) 6/13/22 6/28/22 7/14/22 7/29/22 8/14/22 8/29/22 9/14/22 Alpha Proxy Peers HHUB WTI Change in Share Price and Valuation Multiples Share Price EV / 2023E EBITDAX² 6/13/22 7/20/22 8/30/22 9/14/22 Δ 6/13 - 7/20 Δ 6/13 - 8/30 Δ 6/13 - 9/14 6/13/22 7/20/22 8/30/22 9/14/22 Δ 6/13 - 7/20 Δ 6/13 - 8/30 Δ 6/13 - 9/14 Alpha $64.50 $66.51 $70.03 $71.87 3.1% 8.6% 11.4% 4.2x 4.1x 4.2x 4.2x (1.8%) (0.9%) 0.5% Peers: APA $45.57 $35.00 $39.32 $41.74 (23.2%) (13.7%) (8.4%) 3.3x 2.6x 2.6x 2.7x (21.0%) (20.5%) (18.4%) CTRA 32.56 28.91 30.40 32.23 (11.2%) (6.6%) (1.0%) 5.0 4.2 4.2 4.4 (16.6%) (16.6%) (12.9%) DVN 69.24 57.68 71.08 72.17 (16.7%) 2.7% 4.2% 4.9 4.1 4.5 4.6 (16.8%) (8.0%) (6.3%) EOG 132.73 105.57 121.86 126.73 (20.5%) (8.2%) (4.5%) 5.4 4.0 4.7 4.8 (24.6%) (12.5%) (10.2%) FANG 147.80 118.77 134.07 140.17 (19.6%) (9.3%) (5.2%) 5.0 4.2 4.6 4.7 (16.3%) (9.4%) (6.2%) HES 121.54 104.92 122.12 128.09 (13.7%) 0.5% 5.4% 6.9 6.0 6.7 6.9 (13.8%) (3.8%) 0.4% MRO 28.39 22.92 25.58 27.36 (19.3%) (9.9%) (3.6%) 4.6 3.7 3.9 4.1 (20.9%) (16.0%) (11.4%) OVV 56.79 46.58 52.83 53.64 (18.0%) (7.0%) (5.5%) 3.4 2.7 3.0 3.1 (18.8%) (10.0%) (9.0%) PXD 261.37 216.81 254.71 251.70 (17.0%) (2.5%) (3.7%) 5.8 4.6 5.4 5.3 (20.5%) (7.3%) (8.5%) Median of Peers (18.0%) (7.0%) (3.7%) 5.0x 4.1x 4.5x 4.6x (18.8%) (10.0%) (9.0%) Source: FactSet market data as of 9/14/2022 1. Proxy peers relative price performance calculated as an average of proxy peers indexed price performance 2. EV / 2023E EBITDAX based on Consensus trading multiples 2

Preliminary Draft Subject to Review and Significant Revision Market Trading and Financial Update Strip and Consensus Pricing – 6/13/22, 7/20/22, 8/30/22 and 9/14/22 2H 2022E 2023E 2024E 2025E 2026E Thereafter WTI ($ / Bbl) $114.24 $98.87 $87.17 $78.81 $73.00 $73.00 Strip Pricing HHUB ($ / MMBtu) 8.63 6.62 5.32 4.93 4.82 4.82 June 13, 2022 WTI ($ / Bbl) $99.15 $87.55 $77.29 $70.43 $67.06 $67.06 Consensus Pricing HHUB ($ / MMBtu) 5.92 4.76 3.90 3.53 3.49 3.49 WTI ($ / Bbl) $98.13 $85.47 $78.40 $73.77 $70.54 $70.54 Strip Pricing HHUB ($ / MMBtu) 7.80 5.69 4.77 4.56 4.44 4.44 July 20, 2022 WTI ($ / Bbl) $102.55 $90.08 $78.91 $72.34 $66.60 $66.60 Consensus Pricing HHUB ($ / MMBtu) 6.28 5.10 4.20 3.88 3.49 3.49 WTI ($ / Bbl) $93.59 $85.24 $77.05 $71.18 $66.72 $66.72 Strip Pricing HHUB ($ / MMBtu) 8.82 6.62 5.29 4.92 4.82 4.82 August 30, 2022 WTI ($ / Bbl) $102.90 $91.27 $80.15 $73.12 $68.20 $68.20 Consensus Pricing HHUB ($ / MMBtu) 6.66 5.46 4.32 3.96 3.55 3.55 WTI ($ / Bbl) $91.20 $82.26 $75.36 $70.61 $67.04 $67.04 Strip Pricing HHUB ($ / MMBtu) 8.75 6.65 5.29 5.02 4.94 4.94 September 14, 2022 WTI ($ / Bbl) $102.67 $91.66 $79.23 $73.06 $68.10 $68.10 Consensus Pricing HHUB ($ / MMBtu) 6.69 5.51 4.55 4.17 3.60 3.60 3

Preliminary Draft Subject to Review and Significant Revision Market Trading and Financial Update Overview of Peer Operational, Trading and Valuation Metrics Trading Scale Valuation Multiples FCF Yield Coverage Leverage Returns Growth Broker Market 2022E Price / TEV / FCF FCF FCF / RF Net Dividend Prod CFPS 1 Share Target Value EBITDAX CFPS EBITDAX Yield Yield Dividends Leverage ROCE Yield CAGR CAGR Ticker Price YTD Upside ($Bn) ($Bn) ('22E) ('22E) ('22E) ('23E) ('22E) ('22E) ('22E) ('22E) ('22-'25E) ('22-'25E) HES 73% 6% $40.0 $6.3 8.1x 8.0x 5% 6% 4.7x 0.7x 13% 1% 13% 11% EOG 43% 17% 74.9 15.9 5.9 4.9 11% 11% 1.6 (0.0) 31% 7% 8% (3%) 2 DVN 64% 10% 47.4 10.4 5.1 5.1 14% 13% 14.9 0.2 33% 9% 2% (6%) PXD 38% 14% 63.2 13.7 5.1 4.8 14% 10% 9.5 (0.3) 26% 14% 4% (11%) CTRA 70% 15% 26.0 7.1 4.5 3.9 16% 13% 2.1 0.1 25% 8% 1% (7%) 3 FANG 30% 24% 25.2 7.6 3.9 4.4 18% 15% 3.8 0.6 24% 9% 3% (9%) MRO 67% 17% 18.7 6.1 3.3 3.6 23% 18% 21.1 0.2 42% 1% 0% (13%) 4 OVV 59% 30% 14.1 4.7 3.2 3.8 18% 27% 10.4 0.5 35% 2% 1% n.a. APA 55% 30% 13.9 7.3 2.8 2.6 23% 21% 19.4 0.5 64% 1% 3% (12%) 5 Mean 53% 20% $35.4 $9.1 4.2x 4.1x 17% 16% 10.3x 0.2x 35% 6% 3% (9%) 5 Median 57% 17% 25.6 7.4 4.2 4.2 17% 14% 9.9 0.2 32% 8% 3% (9%) 6 Alpha 61% 4% $26.1 $8.2 3.7 3.9 17% 13% 10.7x 0.4x 25% 2% 3% (9%) Source: Company filings, equity research, FactSet market data as of 9/14/2022 3. Pro forma for the merger with Rattler Midstream Note: Ranked by P / CFPS (’22E) 4. Pro forma for the Uinta and Bakken divestitures 1. Annualized latest fixed and variable dividend 5. Excludes HES due to valuation difference associated with HES’ Guyana asset profile 2. Pro forma for the Williston Basin and Eagle Ford acquisitions 6. Metrics based on Consensus estimates; price target includes restricted brokers 4

Preliminary Draft Subject to Review and Significant Revision II. Preliminary Valuation Analysis (As Presented on 9/2)

Preliminary Draft Subject to Review and Significant Revision Preliminary Valuation Analysis (As Presented on 9/2) Summary of Alpha Standalone Financial Analysis Metric Price Per Share Description ▪ Based on Alpha NAV Model asset-level development forecast burdened Alpha NAV Model with G&A and taxes; WaterCo valued separately and added to E&P $52.51 $73.74 at Strip Pricing value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date ▪ Based on Alpha NAV Model asset-level development forecast burdened Alpha NAV Model with G&A and taxes; WaterCo valued separately and added to E&P $51.17 $70.75 at Consensus Pricing value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date ▪ Based on Alpha consolidated financials; balance sheet as of Alpha Financial Projections 1 $61.33 $86.24 6/30/2022; 9.25%-10.25% WACC ; 1.5%-2.5% perpetual growth rate; at Strip Pricing 2 4.3x-5.8x terminal EBITDAX exit multiple; 7/1/2022 effective date ▪ Based on Alpha consolidated financials; balance sheet as of Alpha Financial Projections 1 $54.85 $81.66 6/30/2022; 9.25%-10.25% WACC ; 1.5%-2.5% perpetual growth rate; at Consensus Pricing 2 4.3x-5.8x terminal EBITDAX exit multiple; 7/1/2022 effective date 2 ▪ 2022E Consolidated EBITDAX of $8,295 MM at 3.5x – 4.5x $63.24 $86.10 TEV / EBITDAX 2 ▪ 2023E Consolidated EBITDAX of $8,146 MM at 3.8x – 4.5x 2 ▪ 2022E CFPS of $18.89 at 3.5x – 4.5x $66.41 $86.38 Price / CFPS 2 ▪ 2023E CFPS of $19.13 at 3.5x – 4.5x $63.24 $86.10 2 Precedent Transactions - TEV / EBITDAX▪ 2022E Consolidated EBITDAX of $8,295 MM at 3.5x – 4.5x $61.68 $80.58 2 Precedent Transactions - Price / CFPS▪ 2022E CFPS of $18.89 at 3.3x – 4.3x ▪ Based on select energy cash take-private and buy-in transactions $74.18 $89.55 Premia Paid since January 2018: 15.0% - 30.0% ▪ Range of the 25% - 75% percentile of price targets of analysts reporting available since 7/18/2022, undiscounted; 16 published price $70.00 $76.50 Analyst Forward Price Targets targets ▪ Mean analyst price target of $72.88 $37.29 $74.22 ▪ Based on closing prices prior to 8/30/2022 52-Week Trading Range Current Share Price (8/30/22): $70.03 Proposed Consideration (8/30/22): $71.50 5 Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 8/30/2022 1. See WACC analysis on page 22 on the calculation of the modified WACC 2. See trading multiples analysis on pages 17 and 18 for the updated multiple ranges Trading Multiples Discounted Reference Values Net Asset Value Analysis Cash Flow